Exhibit 99.1

NioCorp Provides Preliminary Unaudited Financial Results for the
Three-Month Period Ended September 30, 2026

CENTENNIAL, Colo. (October 16, 2026) – NioCorp Developments Ltd. (“NioCorp,” “our,” or the “Company”) (NASDAQ:NB) today provided its preliminary unaudited financial results for the three-month period ended September 30, 2026, which are presented below.

The Company reported net income attributable to NioCorp of $3.7 million, or $0.03 per share (basic), for the three-month period ended September 30, 2026, as compared to a net loss attributable to NioCorp of $42.7 million, or $0.53 per share (basic), for the three months ended September 30, 2025. As of September 30, 2026, the Company had a cash balance of $405.1 million on its consolidated balance sheet.

The net income for the three months ended September 30, 2026 primarily reflects non-cash gains of approximately $8.5 million related to earnout shares and warrants classified as liabilities on the consolidated balance sheet, driven by a decrease in the closing price of the Company’s common shares between June 30, 2026 and September 30, 2026. By contrast, the net loss for the three months ended September 30, 2025 primarily reflected non-cash losses of approximately $32.1 million related to the same liability-classified instruments, driven by an increase in the closing price of the Company’s common shares between June 30, 2025 and September 30, 2025.

The Company continues as a development stage company, and its operating cash outflows for the three-month period ended September 30, 2026 totaled $6.1 million, primarily representing recurring general and administrative costs as well as costs related to the finalization and issuance of the technical and economic study for the Elk Creek Critical Minerals Project (the “Elk Creek Project”). In addition, its investing outflows for the three-month period ended September 30, 2026 totaled $5.9 million, primarily representing additional expenditures associated with ongoing construction of the mine portal at the Elk Creek Project.

The Company intends to file its unaudited interim condensed consolidated financial statements for the three-month period ended September 30, 2026 in its Quarterly Report on Form 10-Q on or before November 16, 2026.

All figures reported above with respect to the three-month period ended September 30, 2026 are preliminary and are unaudited and subject to change and adjustment as the Company prepares its unaudited interim condensed consolidated financial statements for the three-month periods ended September 30, 2026 and 2025. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The Company does not intend to provide preliminary results on a regular basis in the future. The preliminary results provided in this news release constitute “forward-looking information” and “forward-looking statements” within the meaning of

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

applicable Canadian and U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See “Forward-looking Statements.”

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FOR MORE INFORMATION:

Jim Sims, Corporate Communications Officer, NioCorp Developments Ltd., (720) 334-7066, jim.sims@niocorp.com

Alex Guthrie, Director, Investor Relations, NioCorp Developments Ltd., (647) 999-0527, aguthrie@niocorp.com

@NioCorp $NB #Niobium #Scandium #rareearth #neodymium #dysprosium #terbium #ElkCreek

ABOUT NIOCORP

NioCorp is developing the Elk Creek Project that is expected to produce niobium, scandium, titanium, and several rare earth products, including neodymium-praseodymium oxide, dysprosium oxide, terbium oxide, samarium-europium-gadolinium (“SEG”) carbonate, and heavy rare earth carbonate. Niobium is used to produce specialty alloys as well as High Strength, Low Alloy steel, which is a lighter, stronger steel used in automotive, structural, and pipeline applications. Scandium is a specialty metal that can be combined with Aluminum to make alloys with increased strength and improved corrosion resistance. Scandium is also a critical component of advanced solid oxide fuel cells. Titanium is used in various lightweight alloys and is a key component of pigments used in paper, paint, and plastics and is also used for aerospace applications, armor, and medical implants. Magnetic rare earths, such as neodymium, praseodymium, terbium, and dysprosium are critical to the making of neodymium-iron-boron magnets, which are used across a wide variety of defense and civilian applications.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws (collectively “forward-looking statements”). Forward-looking statements may include, but are not limited to, statements regarding our preliminary financial results, and the timing of the filing of the unaudited interim condensed consolidated financial statements for the three-month period ended September 30, 2026 and NioCorp’s expectation of producing niobium, scandium, titanium and several rare earth products, including neodymium-praseodymium oxide, dysprosium oxide, terbium oxide, SEG carbonate, and heavy rare earth carbonate at the Elk Creek Project. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; the future price of and demand for metals, including Al-Sc alloy; the impact that Chinese restrictions have on pricing and demand including the existence of a bifurcated market between China and the rest of the world; and the stability of the financial and capital markets. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp with the Securities and Exchange Commission and with

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

the applicable Canadian securities regulatory authorities and the following: NioCorp’s requirement of significant additional capital; NioCorp’s ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms, or at all; NioCorp’s ability to achieve the required milestones and receive the full $10.0 million in reimbursement under the Project Sub-Agreement with Advanced Technology International, an entity acting on behalf of the Defense Industrial Base Consortium under the authority of the U.S. Department of War; NioCorp’s ability to receive a final commitment of financing from EXIM or other debt financing or financial support on acceptable timelines, on acceptable terms, or at all; NioCorp’s ability to continue to meet the listing standards of The Nasdaq Stock Market LLC; risks relating to NioCorp’s common shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness, if any, or other agreements may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; NioCorp’s limited operating history; NioCorp’s history of losses; the material weakness in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weakness and the timing of remediation; the possibility that NioCorp may qualify as a passive foreign investment company under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the business combination with GX Acquisition Corp. II and other related transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; changes in tax laws and regulations; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products, including, without limitation, a reduction of demand for scandium from a downturn in capital spending for AI; impacts on the markets and pricing for scandium and rare earth products from the Chinese-based markets, including any future changes to export restrictions; current and future offtake agreements, joint ventures, and partnerships, including NioCorp’s ability to negotiate extensions to existing agreements or to enter into new agreements, on favorable terms or at all; NioCorp’s ability to negotiate definitive agreements for existing non-binding memoranda of understanding and non-binding term sheets; NioCorp’s ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; technical and economic study results; the results of metallurgical testing; the results of technological research; unexpected variations in the quantity of ore, grade or recovery rates, or the presence of deleterious elements that would affect the process plant or waste removal; unexpected geotechnical and hydrogeological conditions from what was assumed in the mine designs; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining and scandium alloy industries; trade policies and tensions, including tariffs and other export controls; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; changes in other environmental and social factors; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, development or scandium alloy production activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities or grades of reserves and resources; claims on the title to NioCorp’s properties; the infringement or loss of NioCorp’s intellectual property rights; potential future litigation; NioCorp’s lack of insurance covering all of NioCorp’s operations; and changes in operating and capital costs, exchange rates, metallurgical performance, labor availability and other risks associated with the mining industry.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com

All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to NioCorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp Developments Ltd., 7000 S. Yosemite, #115, Centennial CO 80112 | (720) 334-7066 | www.niocorp.com